UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200 West Conshohocken, Pennsylvania	19428
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (267) 824-2827

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Loan And Security Agreement

On May 9, 2022, Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and its subsidiary, Canticle Pharmaceuticals, Inc., a Delaware corporation (“Canticle” and, together with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities party thereto (each, a “Lender” and collectively referred to as the “Lenders”), and Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, “Agent”).

Amount. The Loan Agreement provides for an aggregate of $250.0 million in term loans, which will be available to the Borrowers in four tranches (collectively, the “Term Loans”). The Borrowers drew a $50.0 million tranche following the execution and closing of the Loan Agreement (the “Closing”). At the Borrowers’ option: (1) a second tranche of $50.0 million is available, subject to the Company’s achievement of a pivotal Phase 3 clinical development milestone (the “Clinical Milestone”), until the earlier of June 30, 2023 and 90 days following achievement of the Clinical Milestone; a top-line announcement for the Clinical Milestone is expected to be announced by the Company in the fourth quarter of 2022; (2) a third tranche of $75.0 million is available, subject to the Company obtaining certain FDA approval for resmetirom (the “Approval Milestone”), until the earlier of June 30, 2024 and 90 days following achievement of the Approval Milestone; and (3) a fourth tranche of $75,000,000 is available, in Hercules’ sole discretion, until the date that principal payments are required to be paid, as applicable and as described below.

Interest Rate. The interest rate floor for the Term Loans is 7.45%. Following the May 5, 2022 increase of the federal funds rate by 0.5% and the resulting adjustment of the prime rate of interest, the initial interest rate for the $50.0 million tranche drawn at Closing was set at 7.95%. The Term Loan bears interest at a variable per annum rate calculated for any day as the greater of either (i) the prime rate as reported in The Wall Street Journal plus 3.95% and (ii) 7.45%.

Term and Repayment. The Term Loan has a scheduled maturity date of June 1, 2026, which may be extended for an additional year upon the Company achieving the Approval Milestone (the “Scheduled Maturity Date”). The Borrowers are obligated to make interest-only monthly payments of accrued interest under the Loan Agreement until November 1, 2024. This interest-only period may be extended until (i) May 1, 2025 if the Company achieves the Clinical Milestone, (ii) May 1, 2026 if the Company achieves the Approval Milestone and (iii) May 3, 2027 if the Company achieves a certain revenue milestone as set forth in the Loan Agreement and maintains compliance with the Financial Covenants (defined below). The terms of the Clinical Milestone, Approval Milestone and Financial Covenants are as set forth in the Loan Agreement. After the conclusion of the interest-only period, monthly installments of principal and interest will be paid through the Scheduled Maturity Date.

If the Borrowers prepay the loan prior to the Scheduled Maturity Date, they will be obligated to pay a prepayment charge, based on a percentage of the then-outstanding principal balance, equal to: 2.0% if the prepayment occurs within the first twelve (12) months following the Closing Date; 1.5% if the prepayment occurs after twelve (12) months but on or prior to twenty-four (24) months following the Closing Date; and 0.5% if the prepayment occurs after twenty-

four (24) months but on or prior to thirty-six (36) months following the Closing Date. No such charge is due for: prepayments made after thirty-six (36) months following the Closing Date; prepayments in connection with a change of control, subject to payment of applicable end-of-term charges; and prepayments in connection with certain refinancings of the Loan Agreement, which generally involve Hercules and its affiliates.

Financial Covenants. The Loan Agreement includes affirmative and restrictive covenants commencing on January 1, 2023, including maintenance of a minimum cash, cash equivalents and liquid funds covenant of $35.0 million, which may decrease in certain circumstances if the Company achieves both the Approval Milestone and a revenue milestone (the “Minimum Cash Covenant”). The Loan Agreement also includes a revenue-based covenant (the “Revenue Covenant”) that could apply commencing at or after the time that financial reporting is due for the quarter ending September 30, 2024 ; however, the Revenue Covenant, as measured monthly, will be waived at any time in which the Company maintains (i) a certain level of cash, cash equivalents and liquid funds relative to outstanding Hercules debt or (ii) a market capitalization of at least $1.2 billion. The Revenue Covenant, as and when effective on or after November of 2024, would require the Company to maintain a minimum amount of trailing three-month net product revenue. The Revenue Covenant together with Minimum Cash Covenant are referred to as the “Financial Covenants.”

Representations and Warranties and Other Covenant and Provisions. The Loan Agreement includes customary representations and warranties and other covenants associated with a secured loan facility. Such terms include (1) covenants concerning financial reporting obligations, and (2) certain limitations on indebtedness, liens (including a negative pledge on intellectual property and other assets), investments, distributions (including dividends), collateral, investments, distributions, transfers, mergers or acquisitions, taxes, corporate changes, and deposit accounts. The Loan Agreement includes customary events of default, including payment defaults, breaches of covenants following any applicable cure period, the occurrence of certain events that could reasonably be expected to have a “material adverse effect” as set forth in the Loan Agreement (each, a “Material Adverse Effect”) and cross acceleration provisions; provided, the Loan Agreement specifically provides that the Company’s failure to achieve the Clinical Milestone or Approval Milestone under the Loan Agreement shall not in and of itself constitute a Material Adverse Effect for purposes of such event of default provision.

Security; Other Terms. The Borrowers’ obligations under the Loan Agreement are secured by a security interest in substantially all of their respective assets, other than intellectual property. The Company paid Hercules a facility charge of $325,000 in respect of the initial $50.0 million tranche drawn. The second, third and fourth tranches, if drawn, are each subject to a facility charge, payable as future amounts are drawn, equal to 0.50% of the principal amount of the draw.

Warrants. In connection with the entry into the Loan Agreement, the Company issued warrants to the Lenders to acquire the Company’s common shares at an exercise price of $67.12 per share, based on the three-day closing price of Madrigal common stock prior to the Closing (the “Exercise Price”), subject to certain terms and conditions (the “Warrants”). The number of shares of the Company’s common stock into which such Warrants are exercisable equals 2.0% times the principal amount of Term Loan advances that are funded, divided by the Exercise Price, as such amounts are funded. In connection with the $50.0 million tranche drawn in connection with Closing under the Loan Agreement, the Warrants became exercisable into 14,899 shares of the Company’s common stock; these issued Warrants may be exercised through the earlier of (i) the seventh anniversary of the Closing Date and (ii) the consummation of certain acquisition transactions involving the Company, as set forth in the Warrants. The number of shares for which each Warrant is exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the Warrants.

The foregoing descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrant Agreement to be filed with the SEC in connection with the Company’s second quarter 2022 Form 10-Q filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the Warrants is incorporated by reference into this Item 3.02.

Neither the Company nor Hercules engaged any investment advisors with respect to the Loan Agreement and issuance of the Warrants. The issuance of the Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madrigal Pharmaceuticals, Inc.

Date: May 9, 2022	By:	/s/ Brian J. Lynch
	Name:	Brian J. Lynch
	Title:	Senior Vice President and General Counsel

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